EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Michael A. Sicuro
702.263.2505
PROGRESSIVE GAMING INTERNATIONAL COMPLETES ACQUISITION OF ENDX GROUP LTD.
U.K. BASED SOFTWARE ENTERPRISE EXPECTED TO BE KEY INTERNATIONAL GROWTH PLATFORM

LAS VEGAS – November 28, 2005 – Progressive Gaming International Corporation (NASDAQ: PGIC) (the Company), a leading provider of diversified technology and content products and services used in the gaming industry worldwide, announced today that it has completed its acquisition of EndX Group Ltd. (EndX), a global gaming management systems software company headquartered in the United Kingdom for cash of $27.0 million. Roth Capital Partners, Cooley Godward LLP, and Bird & Bird in the United Kingdom were advisors to the Company on the transaction.
EndX has been a key strategic partner with the Company for over three years. The EndX Intelligence Product Suite is currently installed in over 175 gaming centers in over 20 countries worldwide, including the three major gaming operators in the U.K.
President and Chief Executive Officer Russ McMeekin stated: “We are pleased to officially welcome our strategic partners at EndX into the Progressive Gaming family. We expect the integration to be quick and seamless as our organizations have been well connected over the past three years on many fronts. We expect to retain all of the EndX staff and will utilize their facility in Manchester, England as our European Technology Centre. Their strong presence in the expanding markets of the United Kingdom and other territories worldwide are expected to accelerate the growth of our international business.”
About Progressive Gaming International
Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.

The Company is unique in the industry in offering management and progressive systems, and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net.
TableLink and CasinoLink are trademarks of Mikohn Corporation. ©2005 Mikohn Corporation. All Rights Reserved.
About EndX Group Ltd.
EndX Group Ltd. is a leading supplier of Integrated Management Systems software for the gaming industry worldwide. The EndX Intelligence Product Suite is scalable for single or multi site casino operations with a solid customer base in the United Kingdom, Europe and Canada. For further information, visit www.endxgroup.com.
Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements regarding the acquisition of EndX, activities expected to occur in connection with the acquisition, the anticipated utilization of EndX’ products and technology following the acquisition and the expected acceleration of the growth of the Company’s international business. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to risks related to the integration of EndX’ technology with the Company’s products, the risk that the transaction may not provide the expected benefits to the Company, the risk that the retirement of the Company’s debt may not be completed when anticipated, or at all, risks related to delay in the introduction of new products, risks related to the Company’s ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.